UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2017 (May 19, 2017)

GOLDMAN SACHS BDC, INC.
(Exact name of registrant as specified in charter)

Delaware	814-00998	46-2176593
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Street, New York, New York (Address of Principal Executive Offices)	10282 (Zip Code)

Registrant's telephone number, including area code: (212) 902-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b– 2 of the Securities Exchange Act of 1934.
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07 – Submission of Matters to a Vote of Security Holders.

On May 19, 2017, Goldman Sachs BDC, Inc. (the “Company”) held its annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, stockholders considered two proposals as described in the Company’s proxy statement filed on March 21, 2017. The issued and outstanding shares of stock of the Company entitled to vote at the Annual Meeting consisted of 36,342,786 shares of common stock outstanding on the record date, March 20, 2017. The final results of the voting on the matters submitted to stockholders at the Annual Meeting are set forth below.

Proposal I: By the vote shown below, the stockholders elected the nominees for Class III directors. Each Class III director will serve until the 2020 annual meeting of stockholders or until his or her successor is duly elected and qualified.  The election of each nominee required a majority of the votes cast by all stockholders present, in person or by proxy, at the Annual Meeting. Under the Company’s bylaws, a majority of votes cast means that the number of votes cast “for” a director’s election exceeds the number of votes cast “against” that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that director’s election).

Name	Votes For	Votes Against	Abstentions	Broker Non-vote
Ross J. Kari	13,775,965	92,459	41,132	14,721,776
Ann B. Lane	13,781,958	90,526	37,072	14,721,776

Proposal II: The stockholders also voted on a proposal to ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017. Approval of Proposal II required a majority of the votes cast by all stockholders present, in person or by proxy, at the Annual Meeting.

Votes For	Votes Against	Abstentions
28,485,126	88,008	58,198

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDMAN SACHS BDC, INC. (Registrant)

Date: May 23, 2017
	By:	/s/ Jonathan Lamm
		Name:	Jonathan Lamm
		Title:	Chief Financial Officer and Treasurer